UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 20, 2005



                          FREESCALE SEMICONDUCTOR, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                001-32241             20-0443182
 (State or other jurisdiction of    (Commission         (I.R.S. Employer
  incorporation or organization)    File Number)      Identification Number)


               6501 William Cannon Drive West, Austin, Texas 78735 (Address of principal executive offices, including zip code)

                                 (512) 895-2000
              (Registrant's telephone number, including area code)

                                       NA
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On September 23, 2005, Freescale Semiconductor, Inc. ("Freescale") entered into a First Amendment (the "Rights Amendment") to the Rights Agreement (the "Rights Plan") between Freescale and Mellon Investor Services, LLC dated as of July 7, 2004. The Rights Amendment was authorized and approved by Freescale's Board of Directors on September 20, 2005.

     Prior to adoption of the Rights Amendment, the rights under the Rights Plan became exercisable on the earlier of (a) ten days after the public announcement that a person or group has become an "acquiring person" by obtaining beneficial ownership of (i) 15% or more of Freescale's outstanding Class A Common Stock (the "Class A Trigger"); (ii) 15% or more of Freescale's outstanding Class B Common Stock (the "Class B Trigger"); or (iii) any combination of Freescale's outstanding Class A Common Stock and Class B Common Stock representing 15% or more of the votes of all shares entitled to vote in the election of directors (the "Combined Trigger"); or (b) ten business days (or a later date determined by Freescale's Board of Directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person. Because Motorola, Inc. ("Motorola") held a substantial ownership position in Freescale at the time the Rights Plan was adopted, the Rights Plan contained provisions excluding Motorola and its affiliates from the terms of the Rights Plan.

     The Rights Amendment changes two provisions of the Rights Plan. First, the Rights Amendment eliminates the Class A Trigger. As a result, the rights under the Rights Plan will only become exercisable when a person or group becomes an acquiring person under the Class B Trigger or the Combined Trigger. Second, the Rights Amendment eliminates the provisions excluding Motorola and its affiliates from the terms of the Rights Plan. As a result, Motorola and its affiliates can now be deemed an acquiring person under the Rights Plan if they activate the Class B Trigger or the Combined Trigger.

     The foregoing description of the Rights Amendment is qualified in its entirety by reference to the full text of the Rights Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

     Mellon Investor Services, LLC also serves as Freescale's transfer agent and registrar for its Class A and Class B Common Stock.


Item 8.01. Other Events.

     On September 20, 2005, Freescale's Board of Directors authorized Freescale to repurchase up to $500 million of its outstanding shares of Common Stock. Freescale may repurchase shares from time to time in the open market or via privately negotiated transactions subject to market conditions, applicable legal requirements and other factors. The Board's action does not obligate Freescale to acquire any particular amount of common stock and may be suspended at any time at Freescale's discretion.

     On September 26, 2005, Freescale issued a press release announcing the Board's decision to authorize the repurchase of shares described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01. Financial Statements and Exhibits.

  (c)  Exhibits

  4.1 First Amendment to Rights Agreement, dated as of September 23, 2005, by and between Freescale Semiconductor, Inc. and Mellon Investor Services LLC.

  99.1         Press release of Freescale Semiconductor, Inc., dated September
               26, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FREESCALE SEMICONDUCTOR, INC.



                                       By:   /s/ John D. Torres
                                           -------------------------------------
                                       Name: John D. Torres
                                       Title: Senior Vice President, General
                                              Counsel and Secretary


Date: September 26, 2005

                                  Exhibit Index


  Exhibit Number                            Description
------------------    ----------------------------------------------------------

       4.1 First Amendment to Rights Agreement, dated as of September 23, 2005, by and between Freescale Semiconductor, Inc. and Mellon Investor Services LLC.

       99.1 Press release of Freescale Semiconductor, Inc., dated September 26, 2005.